Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT REGARDING PURCHASE OF PARTNERSHIP INTERESTS

THIS FIRST AMENDMENT TO AGREEMENT REGARDING PURCHASE OF PARTNERSHIP INTERESTS (this "Amendment") is made as of this 29th day of June, 2007, by and between CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership ("Cedar") and HOMBURG HOLDINGS (U.S.) INC., a Colorado corporation ("Homburg").

RECITALS:

          A.      Cedar and Homburg have entered into a certain Agreement Regarding Purchase of Partnership Interests dated as of March 26, 2007 (the "Original Agreement").

          B.      The parties wish to amend the Original Agreement as hereinafter provided, references to Section numbers being to Sections in the Original Agreement.

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cedar and Homburg agree as follows:

                1.      All capitalized terms and other terms not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement.

                2.      The parties hereto agree that Section 4 of the Original Agreement shall be deleted in its entirety and replaced with the following:

The closing (each a "Closing") of the Transactions shall occur in stages. The first Closing shall include at least four (4) Transactions and shall occur at 10:00 a.m. (Eastern time) on a date agreed to by Cedar and Homburg on or before October 31, 2007 (the "First Scheduled Closing Date"). Each of the remaining Transactions with respect to which all conditions precedent thereto have been satisfied or waived by the party entitled to do so shall occur on a date agreed to by Cedar and Homburg on or before November 30, 2007 (each, a "Remaining Scheduled Closing Date"; together with the First Scheduled Closing Date, the "Scheduled Closing Date(s)"). Without limitation to the foregoing, the parties agree to use commercially reasonable efforts to close as many of the Transactions on the same date as practicable. Notwithstanding the foregoing but subject to the right of Cedar to adjourn the Closing of one or more Transactions pursuant to Section 10(b) or Section 23 hereof, in the event that all of the conditions precedent with respect to any Transaction shall not have been satisfied or waived by the party entitled to do so by November 30, 2007 (the "Outside Closing Date"), then this Agreement shall automatically terminate on such Outside Closing Date as to such Transaction and the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration, whereupon the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to such Transaction (except for any obligation expressly provided to survive a termination of this Agreement). The Closings shall occur at the offices of the Title Company through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Cedar and Homburg (the date on which any Closing shall occur being herein referred to as a "Closing Date"). Each Closing shall constitute approval by each of Cedar and Homburg of all matters to which such party has a right of approval and a waiver of all conditions precedent related to the applicable Transaction.

                3.      The Loan Approval Deadline is hereby adjourned to September 28, 2007.

                4.      All of the provisions of this Amendment shall survive the Closing or earlier termination of the Original Agreement, as amended by this Amendment.

                5.      Each reference to the "Agreement" in the Original Agreement shall be deemed to mean the Original Agreement, as amended by this Amendment.

                6.      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                7.      The Original Agreement, as hereby amended, remains in full force and effect.

[Signature Pages Follow]

          IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

CEDAR:

CEDAR SHOPPING CENTERS
PARTNERSHIP, L.P., a
Delaware limited partnership

By:  Cedar Shopping Centers, Inc., a Maryland
        corporation, its general partner

     By:
             Leo S. Ullman
             President

HOMBURG:

Homburg Holdings (U.S.) Inc., a
  Colorado corporation

By:
         Name:
         Title: